UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2013

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12100 West Center Road

Omaha, Nebraska 68144

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 13, 2013, Gordmans Stores, Inc. (the “Company”) appointed Geoffrey B. Ayoub, 51, as the Company’s Senior Vice President of Planning, Allocation and Analysis. Mr. Ayoub assumes this position following the promotion of Michael Morand to Executive Vice President and Chief Merchandising Officer in February 2013.

Ayoub joins the Company with almost 20 years of retail management experience, most recently serving as chief planning officer for Edcon, a South African-based retailer operating over 1,000 stores in multiple retail formats throughout five countries with annual revenues exceeding $2 billion, since 2009. Prior to joining Edcon, Mr. Ayoub served as senior vice president of business planning and integration for Home Shopping Network from 2006 to 2008. Mr. Ayoub worked for J.C. Penney Corporation, Inc. from 2000 to 2006, most recently serving as vice president of business process development. Ayoub also held leadership positions as the vice president of allocation for the retail stores channel and the men’s division vice president of planning and allocation with the company. Ayoub worked for Limited Brands, Inc. from 1993 to 2000, most recently serving as the director of merchandise operations and analysis for the Limited Stores Division.

There is no arrangement or understanding pursuant to which Mr. Ayoub was selected as Senior Vice President of Planning, Allocation and Analysis and no family relationship exists between Mr. Ayoub and any director or executive officer of the Company. Since the beginning of the Company’s preceding fiscal year, there have been no related party transactions between the Company and Mr. Ayoub as described under Item 404(a) of Regulation S-K and none have been proposed.

A copy of the Company’s press release, issued on May 14, 2013, announcing the appointment of Mr. Ayoub is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated May 14, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: May 14, 2013	By:	/s/ Michael D. James
		Name:	Michael D. James
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary